Exhibit 10.7

AMENDMENT NO. 1 TO THE AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT OF

US ENERGY OVERSEAS INVESTMENTS LLC

THIS AMENDMENT NO 1 TO THE AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT (the “Amendment”) dated as of August 1, 2006 is made and entered into by and between US Energy Systems, Inc. (“USEY”) and VTEX Energy, Inc. (“VTEX”).

RECITALS

A. USEY and VTEX had entered into an Amended and Restated Limited Liability Company Agreement of US Energy Overseas Investments LLC (the “Prior Agreement” and as amended hereby, the “Agreement”) dated as of May 22, 2005 (capitalized terms used herein without definition shall have the means ascribed to them in the Prior Agreement).

B. USEY is required to restrict the conversion of the Class B Membership Units and the exercise of the USEY Warrants in order to comply with, among other things, Nasdaq Rule 4350(i).

C. USEY intends to seek Shareholder Approval (as defined) of the Transaction Securities (as defined) as part of one proposal (as opposed to multiple proposals seeking approval of each tranche of Transaction Securities), to be submitted to the USEY shareholders, subject to, among other things, the requests of the Securities and Exchange Commission.

D. The USEY Warrants issued or issuable pursuant to the Prior Agreement are null and void and of no further force or effect.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. AMENDMENT OF SECTION 22 OF THE PRIOR AGREEMENT

1.1. Section 22 of the Agreement is hereby amended by adding the following to the conclusion of such section:

“(j)	Notwithstanding anything to the contrary contained herein, the Class B Membership Units will not be convertible into or exchangeable for Unit Shares (as defined) unless Shareholder Approval (as defined) is obtained; provided, however, that (i) if Shareholder Approval is not obtained within 90 days after the Closing Date; provided that USEY will have up to an additional 60 days to obtain the Shareholder Approval to the extent such additional days are necessary to resolve any issues arising during the Securities and Exchange Commission’s review of USEY’s shareholder solicitation materials, should such a review be conducted by the Securities and Exchange Commission, or (ii) if the shareholders of USEY, at a duly convened meeting (the “Meeting”) called for, among other things, such purpose, fail to approve the issuance of the Transaction Securities, the Class B Membership Units may be converted into no more than 900,000 shares of Common Stock and the right to convert the balance, if any, of the Class B Membership Units shall terminate, without the payment of any penalty or premium; provided, further, however, that the Class B Membership Units shall be fully convertible and the foregoing limitations shall not apply, if prior to the Meeting, USEY delivers to VTEX a determination letter from The Nasdaq Stock Market that USEY has been relieved of the Shareholder Approval requirement.

(k)	The term “Shareholder Approval” means the approval by the shareholders of USEY of the issuance of the Transaction Securities. The term “Transaction Securities” means, at USEY’s sole discretion, the Unit Shares or the Unit Shares and one or more of the other options, warrants, convertible securities and other rights to acquire USEY securities issued or issuable by USEY in connection with its acquisition, directly or indirectly, of certain assets principally located in the United Kingdom and the related financing transactions. The term “Unit Shares” means the shares of Common Stock issuable upon conversion or exchange of the Class B Membership Units.”

2. AMENDMENT OF SECTION 22 OF THE PRIOR AGREEMENT

2.1. Section 22(q) is hereby amended and restated to read in its entirety as follows:

“(q)	Issuance of Warrants. On the Closing Date, in consideration for the contributions to be made by VTEX hereunder, USEY agrees that it will issue to VTEX the warrants (the “USEY Warrants”) in the forms attached as Exhibits B, C and D hereto, to acquire an aggregate of 500,000 shares of USEY Common Stock.”

3. AMENDMENT OF SECTION 4 OF THE PRIOR AGREEMENT

3.1. Section 4(dd) is hereby amended and restated to read in its entirety as follows:

“(dd)	“Registration Rights Agreement” means the Registration Rights Agreement between USEY and VTEX dated as of the date hereof, as amended from time to time.”

4. MISCELLANEOUS.

4.1. This Agreement may be executed in one or more counterparts, each of which shall be considered an original instrument, but all of which shall be considered one and the same agreement, and shall become binding when one or more counterparts have been signed by each of the parties and delivered to the parties hereto.

4.2. Except as modified hereby, the Agreement is hereby ratified and confirmed and, as so amended, remains in full force and effect on the date hereof.

4.3. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

US ENERGY SYSTEMS INC.

By:
Name:
Title:

VTEX ENERGY INC.

By:
Name:
Title: